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                                                                    EXHIBIT 99


                         [CAPSURE HOLDINGS LETTERHEAD]



                                  NEWS RELEASE


CONTACT:   Mary Jane Robertson                        FOR IMMEDIATE RELEASE
           (770) 677-0323
                  or
           Doreen Lubeck
           (312) 466-3444




                     CAPSURE HOLDINGS RETAINS SMITH BARNEY
                          TO ASSESS STRATEGIC OPTIONS


CHICAGO, ILLINOIS, MAY 28, 1996 -- Capsure Holdings Corp. (NYSE:CSH) today announced that it has retained Smith Barney Inc. to advise and assist Capsure's Board of Directors in an assessment of the strategic options available to Capsure to enhance long-term value for its stockholders. Options being explored include recapitalization of Capsure by means of the payment of a leveraged, special dividend to stockholders and a possible sale or merger of Capsure or its subsidiaries. The Board of Directors has not reached any decision regarding the course of action or combination of actions.

     Capsure Holdings Corp., through its subsidiaries, Western Surety Company and Universal Surety of America, provides surety and fidelity bonds in all 50 states through a combined network of 120,000 independent agents.

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